Exhibit 10.3

Fifth Amendment

to The

Encana (USA) Retirement Plan

(Amended and Restated Effective March 14, 2014)

1.Plan Sponsor:  Encana Services Company Ltd. (the “Plan Sponsor”).

2.Amendment of Plan:  Pursuant to the authority of the undersigned and the provisions of Section 13.1 of the Encana (USA) Retirement Plan (the “Plan”), the following Amendment to the Plan is adopted, effective as provided below.

A.Effective January 1, 2017, the following sentences are added to the end of Section 1.12 of the Plan as follows:

Notwithstanding the foregoing, for purposes of calculating Safe Harbor Matching Contributions under Section 3.2(a) during the 2017 Plan Year for Participants whose target bonus award under the Annual Bonus program was exactly 10% for the 2016 performance period, Compensation also includes the amount of such bonus actually paid to the Participant in 2017. Such bonuses will not be taken into account under Compensation for any other purpose, including, but not limited to, calculation of Deferral Contributions.

B.Effective January 1, 2018, the Plan is amended to remove the defined term “Highly Compensated Participant” by virtue of amending Section 1.36 to read as follows:

1.36	Reserved.

C.Effective January 1, 2018, the Plan is amended to remove the defined term “Non-Highly Compensated Participant” by virtue of amending Section 1.41 to read as follows:

1.41	Reserved.

D.Effective January 1, 2018, Section 1.51 is amended to read as follows:

1.51	Qualified Matching Contribution Account means the individual account established in the name of each Participant reflecting his qualified matching contributions, and the net earnings or losses thereon

E.Effective January 1, 2018, the Plan is amended to remove the defined term “Qualified Matching Contributions or QMACs” by virtue of amending Section 1.52 to read as follows:

1.52	Reserved.

F.Effective January 1, 2018, Section 1.54 is amended to read as follows:

1.54	Qualified Nonelective Contributions or QNECs means the contributions (other than qualifying matching contributions) to the Trust Fund that may be made by the

Employer on behalf of a Participant for the purpose of making corrections pursuant to the Employee Plans Compliance Resolution System.

G.Effective January 1, 2018, Section 3.5 is amended to read as follows:

3.5

Qualified Nonelective Contributions.  The Employer may, for any Plan Year, make QNECs on behalf of Participants in such amount when necessary.  QNECs are 100% vested and nonforfeitable when contributed to the Plan and are subject to the same “Distribution Restrictions” imposed on Deferral Contributions.  Distribution Restrictions means that the Participant may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of: the Participant’s death, disability, termination of employment, or attainment of age 59½, financial hardship satisfying the requirements of Code Section 401(k) and applicable Regulations, and a Plan termination without establishment of a successor defined contribution plan (other than an ESOP). To the extent permitted by law, the Employer may designate which Participants are to receive allocations of QNECs, and the method by which they are intended to be allocated to Participants.

H.Effective January 1, 2018, Sections 6.1(a), 6.1(b), 6.1(d), 6.1(e), 6.1(g) and 6.1(h) are all revised to read as follows:

Reserved.

I.Effective January 1, 2018, Section 6.2 of the Plan is amended, to read as follows:

6.2	Average Deferral Percentage Limitations. The ADP Test of Code Section 401(k)(3) will be deemed satisfied by virtue of the Plan’s design and operation as a Safe Harbor Plan.

J.Effective January 1, 2018, Section 6.3 of the Plan is amended, to read as follows:

6.3	Average Contribution Percentage Limitations. The ACP Test of Code Section 401(m)(1) will be deemed satisfied by virtue of the Plan’s design and operation as a Safe Harbor Plan.

3.Terms and Conditions of Plan:  Except for the above amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

3.Execution:  This Amendment has been executed on the date set forth below.

Encana Services Company Ltd.

Plan Sponsor

By:  /s/ Christopher J. Casebolt

Title:  Member, Management Pension & Benefits Committee

Date:  10/08/2018

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